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                             INTERVISUAL BOOKS, INC.

                                   EXHIBIT 11
                               EARNINGS PER SHARE


                The computation of the weighted average number of shares outstanding for each year presented is as follows:

                                                      1997               1996               1995
                                                  -----------        -----------        -----------
Basic:

Common stock outstanding, beginning of year         4,782,798          4,782,798          4,782,798
Weighted average number of shares for
  options exercised                                       139                 --                 --
                                                  -----------        -----------        -----------
Basic weighted average number of shares
    outstanding, end of year                        4,782,937          4,782,798          4,782,798
                                                  ===========        ===========        ===========

Net income (loss)                                 $  (112,075)       $  (544,242)       $   435,879
                                                  ===========        ===========        ===========

Basic earnings (loss) per share                   $     (0.02)       $     (0.11)       $      0.09
                                                  ===========        ===========        ===========


Diluted:

Common stock outstanding, beginning of year         4,782,798          4,782,798          4,782,798
Weighted average number of shares for
  options exercised                                       139                 --                 --
Contingent shares relating to:
    Nonstatutory stock options                             --                 --            227,074
                                                  -----------        -----------        -----------
Diluted weighted average number of shares
    outstanding, end of year                        4,782,937          4,782,798          5,009,872
                                                  ===========        ===========        ===========

Net income (loss)                                 $  (112,075)       $  (544,242)       $   435,879
                                                  ===========        ===========        ===========

Diluted earnings (loss) per share                 $     (0.02)       $     (0.11)       $      0.09
                                                  ===========        ===========        ===========


                All earnings per share amounts reported in the accompanying statements of income have been rounded to the nearest $.01.


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